UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022 (May 23, 2022)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 711-2009

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated April 7, 2022 with GHS Investments, LLC, the Company completed the second and third tranche of the transactions set forth in the Securities Purchase Agreement and issued 500 shares of Class E Preferred Stock on May 23, 2022 in exchange for Five Hundred Thousand ($500,000) Dollars, and 293 shares of Class E Preferred Stock on July 27, 2022 in exchange for Two Hundred Ninety Three Thousand ($293,000) Dollars. The foregoing was not registered under the Securities Exchange Act of 1933 and was made in reliance upon the exemptions from the registration requirements of the Securities Exchange Act set forth in Regulation D thereof.

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: August 3, 2022	By:	/s/ William Ralston
William Ralston, CEO

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